UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2010

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2010, Xerium Technologies, Inc. (the “Company”), following approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), entered into a Senior Secured Superpriority Priming Debtor-In-Possession Facility among the Company as debtor and debtor-in-possession, as Borrower, the other Credit Parties named therein as Guarantors, Citigroup Global Markets Inc., as Sole Lead Arranger and Sole Bookrunner, Citicorp North America, Inc., as Collateral Agent and Administrative Agent, and the other lenders party thereto (the “DIP Credit Agreement”). The DIP Credit Agreement provides for a term loan in the aggregate amount of $60 million and a revolving loan in the aggregate amount of $20 million (together the “DIP Facility Loans”), which will be used, subject to a budget, to pay related transaction costs, fees and expenses associated with the DIP Credit Agreement, fund working capital and general corporate purposes of the Company and its subsidiaries during the pendency of the cases before the Bankruptcy Court (the “Chapter 11 Cases”), make adequate protection payments approved by the Bankruptcy Court, and fund costs, fees and expenses incurred in connection with the administration and prosecution of the Chapter 11 Cases. The DIP Credit Agreement contains certain customary covenants, various representations and warranties, and events of default. In addition, the DIP Credit Agreement provides that principal outstanding on the DIP Facility Loans will bear interest at an annual rate equal to LIBOR (subject to a minimum LIBOR floor of 2%) plus 4.5%, or in the case of alternative base rate loans, 3.5% plus a fluctuating rate equal to the highest of (i) the prime rate of the Administrative Agent, (ii) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York plus 1/2 of 1% or (iii) LIBOR for a one month Interest Period (as defined in the DIP Credit Agreement) beginning on such day plus 1% (subject to a minimum floor of 3%).

The description of the DIP Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

10.1	DIP Credit Agreement, dated April 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: April 2, 2010	By:	/S/ DAVID G. MAFFUCCI
	Name:	David G. Maffucci
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	DIP Credit Agreement, dated April 1, 2010.